Exhibit 99.1

First Niagara Makes Adjustment to Accelerate Collateralized Mortgage Obligation Premium Amortization

Otherwise Expects to Meet Consensus Operating Earnings Expectations

BUFFALO, N.Y., January 16, 2013 - First Niagara Financial Group, Inc. (NASDAQ:FNFG) announced today that it will recognize a pre-tax adjustment of $16 million, or $0.03 per share, in 2012 to accelerate premium amortization on its Collateralized Mortgage Obligations (CMO) portfolio. The adjustment reduces the amount of unamortized premium on the CMO portfolio to reflect the impacts of the substantial level of prepayments received in recent months and the expected elevated levels of cash flows to be received for the foreseeable future.

Except for this adjustment, First Niagara expects to report non-GAAP operating earnings per share consistent with current consensus analyst expectations. Excluding any impacts of this adjustment, the net interest margin in the fourth quarter of 2012 is expected to be 3.42% (non-GAAP*).

Residential Mortgage Backed Securities Portfolio Summary

The table below summarizes key details pertaining to the company's residential mortgage backed securities portfolio:

	CMO	MBS	Total RMBS
Cost basis at December 31, 2012	$4.8 billion	$0.8 billion	$5.7 billion
Remaining unamortized premium	$74 million	$22 million	$ 96 million
Unamortized premium as % of par	1.6%	2.7%	1.7%
Yield to maturity (excludes new purchases)	2.37%	2.95%	2.45%

*Non-GAAP net interest margin calculated to exclude accelerated premium amortization recognized in the fourth quarter of 2012

Investor Call on January 23, 2013

The company will announce its fourth-quarter and full-year 2012 financial results on Wednesday, January 23, 2013, followed by an investor call at 8:30 a.m. Eastern Time. Those wishing to participate in the call may dial toll-free 1-888-324-9650 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and is available under the investor relations tab of the company's website at www.firstniagara.com. A replay of the call will be available until February 6, 2013 by dialing 1-888-566-0438, passcode: 15645.

About First Niagara
First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 430 branches, approximately $37 billion in assets, $28 billion in deposits, and approximately 6,000 employees providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

###

First Niagara Contacts

Investors:	Ram Shankar
Senior Vice President, Investor Relations
(716) 270-8623
ram.shankar@fnfg.com

News Media:	David Lanzillo
Senior Vice President, Corporate Communications
(716) 819-5780 david.lanzillo@fnfg.com